Exhibit 99.1
New Relic Announces Fourth Quarter and Full Fiscal Year 2021 Results
Fourth quarter revenue increased 8% year-over-year to $173 million
Quarterly GAAP operating loss of $(54.3) million; Non-GAAP operating loss of $(18.5) million
Fiscal 2021 revenue increased 11% year-over-year to $668 million
Fiscal 2021 GAAP operating loss of $(171.4) million; Non-GAAP operating loss of $(24.6) million
New Relic promotes cloud industry veteran Bill Staples to CEO; Founder & CEO Lew Cirne to become Executive Chairman of the Board
San Francisco – May 13, 2021 – New Relic, Inc. (NYSE: NEWR), the observability company, today announced financial results for the fourth quarter and full fiscal year 2021 ended March 31, 2021. The company also announced [https://newrelic.com/press-release/20210513] the promotion of Bill Staples to Chief Executive Officer, effective July 1, 2021. Mr. Staples will succeed founder and Chief Executive Officer, Lew Cirne, who will transition to Executive Chairman of the Board at the same time.
“FY21 was a transformational year for New Relic, and we are a fundamentally better company entering FY22. The investments we’ve made in our product and platform, and our move to a consumption model, are resonating with the market as we’ve aligned our entire company around our customers and their success,” said Lew Cirne, founder and CEO, New Relic. "The time is ideal for me to hand over the reins to Bill to execute on our vision and strategy. It has been an honor and joy to serve as New Relic’s CEO for nearly fourteen years, and I look forward to continuing to serve as Executive Chairman. I couldn’t be more excited for our future under Bill’s leadership."
Fourth Quarter Fiscal Year 2021 Financial Highlights:
•Revenue of $173 million, compared to $160 million for the fourth quarter of fiscal 2020.
•GAAP gross margin of 67% and non-GAAP gross margin of 69%.
•GAAP loss from operations was $(54.3) million, compared to $(27.5) million for the fourth quarter of fiscal 2020.
•Non-GAAP income (loss) from operations was $(18.5) million, compared to $3.5 million for the fourth quarter of fiscal 2020.
•GAAP net loss attributable to New Relic per basic share was $(0.98), compared to $(0.47) per basic share for the fourth quarter of fiscal 2020.
•Non-GAAP net income (loss) attributable to New Relic per diluted share was $(0.27), compared to $0.14 per diluted share for the fourth quarter of fiscal 2020.
•Cash provided by operating activities was $28.5 million and free cash flow was $21.8 million for the fourth quarter of fiscal 2021.
•Cash, cash equivalents and short-term investments were $816 million at the end of the fourth quarter of fiscal 2021, compared with $785 million at the end of the third quarter of fiscal 2021.
•Remaining performance obligations were $727 million at the end of the fourth quarter of fiscal 2021, compared with $648 million at the end of the third quarter of fiscal 2021. This represents the aggregate unrecognized transaction price of remaining performance obligations as of each of March 31, 2021 and December 31, 2021.

Fiscal 2021 Financial Highlights:
•Revenue of $668 million, up 11% compared with fiscal 2020.
•GAAP loss from operations was $(171.4) million, compared with $(85.5) million for fiscal 2020.
•Non-GAAP income (loss) from operations was $(24.6) million, compared with $25.0 million for fiscal 2020.
•GAAP net loss attributable to New Relic per basic share was $(3.15), compared with $(1.52) per basic share for fiscal 2020.
•Non-GAAP net income (loss) attributable to New Relic per diluted share was $(0.33), compared to $0.66 per diluted share for fiscal 2020.
Key Operating Metrics*:

	Jun-19	Sep-19	Dec-19	Mar-20	Jun-20	Sep-20	Dec-20	Mar-21
	1Q20	2Q20	3Q20	4Q20	1Q21	2Q21	3Q21	4Q21
Annual Recurring Revenue, or ARR (in millions)	$569	$591	$608	$642	$648	$649	$669	$674
Dollar-Based Net Expansion Rate	109%	112%	109%	116%	100%	98%	108%	99%
Percentage of ARR from Paid Business Accounts > $100,000	70%	71%	72%	75%	76%	77%	79%	80%
Paid Business Accounts > $100,000	881	908	927	995	1,025	1,039	1,051	1,048
* In the fourth quarter of fiscal 2020, we adjusted the way we define ARR to include partner revenue and revenue from support subscriptions. This change results in immaterial differences in the presentation of some numbers in the chart above compared to our disclosures in historical filings. Please refer to our Annual Report on Form 10-K for the fiscal year ended March 31, 2020 for our definition of ARR and the differences between these disclosures.
Recent Business Highlights:
•Promoted Bill Staples to CEO effective July 1, 2021. Staples will succeed Founder & CEO Lew Cirne who will transition to Executive Chairman of the Board at the same time. [https://newrelic.com/press-release/20210513]
•Joined the Cloud Native Computing Foundation Governing Board. [https://ir.newrelic.com/press-releases/Press-Release-Details/2021/New-Relic-Joins-Cloud-Native-Computing-Foundation-Governing-Board-and-is-in-the-Process-of-Contributing-Pixie-Open-Source-for-Kubernetes-Native-Observability/default.aspx]
•Named a leader in the 2021 Gartner Magic Quadrant for Application Performance Monitoring for the ninth time. [http://ir.newrelic.com/press-releases/Press-Release-Details/2021/New-Relic-Named-a-Leader-in-the-2021-Gartner-Magic-Quadrant-for-Application-Performance-Monitoring-for-the-Ninth-Time/]
•Announced a restructuring plan to realign cost structure to better reflect significant product and business model innovation. [http://blog.newrelic.com/culture/aligning-new-relic/]
•Launched new capabilities in New Relic Applied Intelligence. [http://ir.newrelic.com/press-releases/Press-Release-Details/2021/New-Relic-Delivers-Next-Gen-AIOps-to-Democratize-AI-Assisted-Incident-Response-for-Every-Engineer-Introduces-Free-Forever-Access-to-Instant-Anomaly-Detection/]
•Introduced New Relic Explorer, a reimagined full-stack observability offering. [http://ir.newrelic.com/press-releases/Press-Release-Details/2021/New-Relics-Reimagined-Full-Stack-Observability-Offering-Provides-Engineers-Unprecedented-Visibility-Across-Entire-Software-Stack/]

Outlook:
•First Quarter Fiscal 2022 Outlook:
◦Revenue between $172 million and $174 million, representing year-over-year growth of between 6% and 7%, respectively.
◦Non-GAAP loss from operations of between $(24) million and $(26) million.
◦Non-GAAP net loss attributable to New Relic per diluted share between $(0.37) and $(0.40).

•Full Year Fiscal 2022 Outlook:
◦Revenue between $709 million and $711 million, representing year-over-year growth of approximately 6%.
◦Non-GAAP loss from operations of between $(53) million and $(55) million.
◦Non-GAAP net loss attributable to New Relic per diluted share between $(0.80) and $(0.83).
New Relic has not reconciled its expectations as to non-GAAP income (loss) from operations or non-GAAP net income (loss) per diluted share to their most directly comparable GAAP measures as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense, lawsuit litigation cost and other expense, employer payroll taxes on equity incentive plans and gain or loss from lease modification. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to New Relic’s results computed in accordance with GAAP.
Conference Call and Investor Letter Details:
•What: New Relic financial results for the fourth quarter and full fiscal 2021 and outlook for the first quarter and the full year of fiscal 2022.
•When: May 13, 2021 at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time)
•Dial in: To access the call in the United States, please dial (844) 757-5730, and for international callers, please dial (412) 542-4120. Callers may provide confirmation number 10154373 to access the call more quickly, and are encouraged to dial into the call at least 15 minutes prior to the start to prevent any delay in joining.
•Webcast: http://ir.newrelic.com (live and replay)
•Investor Letter: Available at http://ir.newrelic.com
•Replay: Following the completion of the call through 11:59 PM Eastern Time on May 20, 2021, a telephone replay will be available by dialing (877) 344-7529 from the United States or (412) 317-0088 internationally with conference ID 10154373.
About New Relic
The world’s best engineering teams rely on New Relic to visualize, analyze and troubleshoot their software. New Relic One is the most powerful cloud-based observability platform built to help organizations create more perfect software. Learn why developers trust New Relic for improved uptime and performance, greater scale and efficiency, and accelerated time to market at newrelic.com.
Forward-Looking Statements
This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding: New Relic’s future financial performance, including its outlook on financial results for the first quarter and full year of fiscal 2022, such as revenue, non-GAAP loss from operations, non-GAAP net loss attributable to New Relic per diluted share, statements regarding expectations of reacceleration in revenue growth, that much of the heavy lifting of the business model transition is behind New Relic, intention to continue aggressive spending on New

Relic’s data center transition and to drive data ingest, timing of completion of our transition to our public cloud, expectations around gross margins, RPO growth and churn, future increases in cross-department user adoption as a result of new product features, acceleration in AIOps revenue as users take advantage of new offerings, future improvements in customer acquisition costs, anticipation of increase productivity from sales reps under New Relic’s growth initiatives, plans to build out ecosystems of alliances ad channels partners and providers, anticipated consumption spending from current customers and increased data consumption by developers, expectations around New Relic’s momentum and related ability to drive financial performance as a result of these changes. These forward-looking statements are based on New Relic’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause New Relic’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to, New Relic’s ability to determine optimal prices for its products and the potential challenges presented by New Relic’s evolving pricing models; the effect of the COVID-19 pandemic on New Relic’s business and on global economies and financial markets generally; New Relic’s ability to generate sufficient revenue to achieve and sustain profitability, particularly in light of its significant ongoing expenses; New Relic’s short operating history in an evolving industry; New Relic’s ability to manage its significant recent growth; the dependence of New Relic’s business on its customers remaining on its platform and increasing their spend with New Relic; New Relic’s ability to develop enhancements to its products, increase adoption and usage of its products and introduce new products that achieve market acceptance; the dependence on customers expanding their use of New Relic’s products beyond the current predominant use cases; New Relic’s ability to expand its marketing and sales capabilities and increase sales of its solutions; privacy concerns, including changes in privacy laws and regulations, which could result in additional cost and liability to New Relic or inhibit sales; New Relic’s ability to effectively compete in intensely competitive markets and respond effectively to rapidly changing technology, evolving industry standards and changing customer needs, requirements or preferences; fluctuation of New Relic’s quarterly results; New Relic’s dependence on lead generation strategies to drive sales and revenue; interruptions or performance problems associated with New Relic’s technology and infrastructure; New Relic’s dependence on SaaS technologies and related services from third parties; defects or disruptions in New Relic’s products; the expense and complexity of New Relic’s ongoing and planned investments in data center hosting facilities and expenditures on cloud hosting providers; risks associated with international operations; New Relic’s ability to protect its intellectual property rights; risks related to the acquisition and integration of businesses or technologies; risks related to sales to government entities and highly regulated organizations; certain risks associated with incurring indebtedness, including risks related to servicing New Relic’s convertible senior notes and related capped call transactions; and other “Risk Factors” set forth in New Relic’s most recent filings with the Securities and Exchange Commission (the “SEC”).
Further information on these and other factors that could affect New Relic’s financial results and the forward-looking statements in this press release and in the earnings call referencing this press release is included in the filings New Relic makes with the SEC from time to time, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and subsequent filings. Copies of these documents may be obtained by visiting New Relic’s Investor Relations website at http://ir.newrelic.com or the SEC’s website at www.sec.gov.
All information provided in this press release and in the earnings call is as of the date hereof and New Relic assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Non-GAAP Financial Measures
New Relic discloses the following non-GAAP financial measures in this press release and the earnings call referencing this press release: non-GAAP income (loss) from operations, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative), non-GAAP operating margin, non-GAAP net income (loss) attributable to New Relic, non-GAAP net income (loss) attributable to New Relic per diluted share, non-GAAP net income (loss) attributable to New Relic per basic share and free cash flow. New Relic uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate New Relic’s financial performance. In addition, New Relic’s bonus plan for eligible employees and executives is based in part on non-GAAP income (loss) from operations. New Relic believes these non-GAAP financial measures are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. New Relic’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on New Relic’s reported financial results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
New Relic defines non-GAAP income (loss) from operations, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative), non-GAAP operating margin, non-GAAP net income (loss) attributable to New Relic, non-GAAP net income (loss) attributable to New Relic per diluted share and non-GAAP net income (loss) attributable to New Relic per basic share as the respective GAAP balances, adjusted for, as applicable: (1) stock-based compensation expense, (2) lease exit costs and accelerated depreciation, (3) amortization of stock-based compensation capitalized in software development costs, (4) the amortization of purchased intangibles, (5) employer payroll tax expense on equity incentive plans, (6) amortization of debt discount and issuance costs, and in certain periods (7) the transaction costs related to acquisitions, (8) lawsuit litigation cost and other expense, (9) gain or loss from lease modification, and (10) adjustment to redeemable non-controlling interest. Non-GAAP net income (loss) per basic and diluted share is calculated as non-GAAP net income (loss) attributable to New Relic divided by weighted-average shares used to compute net income (loss) attributable to New Relic per share, basic and diluted, with the number of weighted-average shares decreased to reflect the anti-dilutive impact of the capped call transactions entered into in connection with the 0.50% Convertible Senior Notes due 2023 issued in May 2018. New Relic defines free cash flow as GAAP cash from operations, minus capital expenditures and minus capitalized software. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.
Management believes these non-GAAP financial measures are useful to investors and others in assessing New Relic’s operating performance due to the following factors:
Stock-based compensation expense and amortization of stock-based compensation capitalized in software development costs. New Relic utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.
Lease exit costs and accelerated depreciation. In fiscal year 2020, New Relic entered into an agreement to exit the lease of its 123 Mission premises in San Francisco, California. In connection with this agreement and subsequent relocation, New Relic accelerated depreciation and other expenses associated with the remaining lease term. New Relic believes it is useful to exclude this depreciation and these other expenses because it does not consider such amounts to be part of the ongoing operation of its business.
Amortization of purchased intangibles and transaction costs related to acquisitions. New Relic views amortization of purchased intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period. Similarly, New Relic views acquisition-related expenses as events that are not necessarily reflective of operational performance during a period.
Lawsuit litigation cost and other expense. New Relic may from time to time incur charges or benefits related to litigation that are outside of the ordinary course of New Relic’s business. New Relic believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of New Relic’s business and because of the singular nature of the claims underlying the matter.
Employer payroll tax expense on equity incentive plans. New Relic excludes employer payroll tax expense on equity incentive plans as these expenses are tied to the exercise or vesting of underlying equity awards and the price of New Relic’s common stock at the time of vesting or exercise. As a result, these taxes may vary in any particular period independent of the financial and operating performance of New Relic’s business.
Amortization of debt discount and issuance costs. In May 2018, New Relic issued $500.25 million of convertible senior notes due in 2023, which bear interest at an annual fixed rate of 0.50%. The effective interest rate of the convertible senior notes was approximately 5.74%. This is a result of the debt discount recorded for the conversion feature that is required to be separately accounted for as equity, and debt issuance costs, which reduce the carrying value of the convertible debt instrument. The debt discount is amortized as interest expense together with the issuance costs of the debt. The expense for the amortization of debt discount and debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.
Gain or loss from lease modification. New Relic may incur a gain or loss from modification related to lease agreements. New Relic believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of New Relic’s business and because of the singular nature of benefit or charge from such events.
Adjustment to redeemable non-controlling interest. In fiscal year 2021, New Relic made an adjustment to the value of redeemable non-controlling interest in connection with its joint venture in New Relic K.K. New Relic believes it is useful to exclude the adjustment to redeemable non-controlling interest because it may not be indicative of future operating results and that investors benefit from an understanding of the company’s operating results without giving effect to this adjustment.
Anti-dilutive impact of capped call transactions. In connection with the issuance of its convertible senior notes due in 2023, New Relic entered into capped call transactions to offset potential dilution from the embedded conversion feature in the notes. Although New Relic cannot reflect the anti-dilutive impact of the capped call transactions under GAAP, New Relic does reflect the anti-dilutive impact of the capped call transactions in non-

GAAP net income (loss) attributable to New Relic per share, basic and diluted, to provide investors with useful information in evaluating the financial performance of the company on a per share basis.
Additionally, New Relic’s management believes that the non-GAAP financial measure free cash flow is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures and the capitalization of software development costs due to the fact that these expenditures are considered to be a necessary component of ongoing operations.
Operating Metrics
New Relic defines the number of paid business accounts at the end of any particular period as the number of accounts at the end of the period as identified by a unique account identifier for which New Relic has recognized revenue on the last day of the period indicated. A single organization or customer may have multiple paid business accounts for separate divisions, segments, or subsidiaries.
New Relic’s monthly recurring revenue represents the revenue that New Relic would contractually expect to receive from those customers over the following month, including partner revenue or revenue from support subscriptions, without any increase or reduction in any of their subscriptions.
Similarly, annual recurring revenue (“ARR”) represents the revenue New Relic would contractually expect to receive from those customers over the following 12-month period, including partner revenue or revenue from support subscriptions, without any increase or reduction in any of their contractual commitments. The net change New Relic reports in ARR reflects any increase in ARR from existing customers and new customers, which is referred to as “new ARR,” as well as any reduction in ARR from customers who reduced their spend or terminated their relationship with New Relic, which is referred to as “lost ARR.”
For contracts entered into under New Relic’s consumption-based pricing model, New Relic only recognizes as ARR the committed contractual amount for customers under the Annual Pool of Funds model; therefore, the definition of ARR would not include contracts under the Pay as You Go model. Meanwhile, ARR for contracts under Annual Pool of Funds is calculated as the original dollar commitment for the annual contract period, plus any incremental additional dollar commitments added during the term of the period. ARR is measured without reference or adjustments for historic data usage, and therefore excludes assumptions related to overage spend or expected or received overages above committed amounts.
New Relic’s dollar-based net expansion rate compares its recurring revenue from customers from one period to the next. It is increased when customers increase their contractual spend amounts in order to increase their use of New Relic’s products or use additional products. New Relic’s dollar-based net expansion rate is reduced when customers decrease or terminate their contractual spend amounts in order to decrease or cease use of New Relic’s products or use fewer products.
New Relic is a registered trademark of New Relic, Inc.
All product and company names herein may be trademarks of their registered owners.

Investor Contact
Peter Goldmacher
New Relic, Inc.
503-336-9280

IR@newrelic.com
Media Contact
PR@newrelic.com

Consolidated Statements of Operations
(In thousands, except per share data; unaudited)

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2021	2020	2021	2020
Revenue	$172,669	$159,657	$667,648	$599,510
Cost of revenue	57,125	28,073	181,564	103,237
Gross profit	115,544	131,584	486,084	496,273
Operating expenses:
Research and development	43,606	41,301	174,851	148,159
Sales and marketing	94,796	89,608	361,702	334,319
General and administrative	31,450	28,155	120,931	99,284
Total operating expenses	169,852	159,064	657,484	581,762
Loss from operations	(54,308)	(27,480)	(171,400)	(85,489)
Other income (expense):
Interest income	1,153	3,538	7,888	15,482
Interest expense	(6,352)	(6,035)	(24,901)	(23,695)
Other income (expense), net	(108)	106	(1,918)	2,934
Loss before income taxes	(59,615)	(29,871)	(190,331)	(90,768)
Income tax provision (benefit)	(717)	(1,307)	559	211
Net loss	$(58,898)	$(28,564)	$(190,890)	$(90,979)
Net loss and adjustment attributable to redeemable non-controlling interest	$(2,779)	$605	$(1,720)	$2,042
Net loss attributable to New Relic	$(61,677)	$(27,959)	$(192,610)	$(88,937)
Net loss attributable to New Relic per share, basic and diluted	$(0.98)	$(0.47)	$(3.15)	$(1.52)
Weighted-average shares used to compute net loss per share, basic and diluted	62,621	59,351	61,070	58,601

Consolidated Balance Sheets
(In thousands, except par value; unaudited)

	March 31,	March 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$240,821	$292,523
Short-term investments	575,254	512,574
Accounts receivable, net of allowance for doubtful accounts of $2,633 and $3,636, respectively	174,027	147,361
Prepaid expenses and other current assets	21,944	15,979
Deferred contract acquisition costs	36,210	32,016
Total current assets	1,048,256	1,000,453
Property and equipment, net	91,308	100,294
Restricted cash	5,642	5,641
Goodwill	144,253	45,112
Intangible assets, net	12,986	13,691
Deferred contract acquisition costs, non-current	32,579	28,141
Lease right-of-use assets	57,425	57,777
Other assets, non-current	6,170	7,325
Total assets	$1,398,619	$1,258,434
Liabilities, redeemable non-controlling interest, and stockholders’ equity
Current liabilities:
Accounts payable	$24,171	$12,565
Accrued compensation and benefits	37,196	29,054
Other current liabilities	19,174	13,120
Deferred revenue	373,594	313,161
Lease liabilities	7,886	8,682
Total current liabilities	462,021	376,582
Convertible senior notes, net	449,380	427,044
Lease liabilities, non-current	59,924	57,394
Deferred revenue, non-current	1,674	3,166
Other liabilities, non-current	8,256	1,940
Total liabilities	981,255	866,126
Redeemable non-controlling interest	3,389	1,669
Stockholders’ equity:
Common stock, $0.001 par value	64	60
Treasury stock - at cost (260 shares)	(263)	(263)
Additional paid-in capital	1,001,309	780,479
Accumulated other comprehensive income	(19)	4,869
Accumulated deficit	(587,116)	(394,506)
Total stockholders’ equity	413,975	390,639
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$1,398,619	$1,258,434

Consolidated Statements of Cash Flows
(In thousands; unaudited)

	Fiscal Year Ended March 31,
	2021	2020
Cash flows from operating activities:
Net loss attributable to New Relic	$(192,610)	$(88,937)
Net loss and adjustment attributable to redeemable non-controlling interest	$1,720	$(2,042)
Net loss:	$(190,890)	$(90,979)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	89,312	75,743
Amortization of debt discount and issuance costs	22,336	21,107
Stock-based compensation expense	135,143	99,536
Gain on lease modification	—	(3,006)
Other	3,610	(1,399)
Changes in operating assets and liabilities, net of acquisition of businesses:
Accounts receivable, net	(27,084)	(28,425)
Prepaid expenses and other assets	(7,571)	760
Deferred contract acquisition costs	(46,953)	(39,505)
Lease right-of-use assets	959	21,751
Accounts payable	11,766	7,436
Accrued compensation and benefits and other liabilities	18,778	5,044
Lease liabilities	1,519	(19,374)
Deferred revenue	58,941	44,730
Net cash provided by operating activities	69,866	93,419
Cash flows from investing activities:
Purchases of property and equipment	(18,737)	(58,218)
Cash paid for acquisitions, net of cash acquired	(41,536)	(4,250)
Purchases of short-term investments	(405,054)	(391,079)
Proceeds from sale and maturity of short-term investments	335,964	395,559
Capitalized software development costs	(13,494)	(6,641)
Net cash used in investing activities	(142,857)	(64,629)
Cash flows from financing activities:
Investment from redeemable non-controlling interest	—	978
Proceeds from employee stock purchase plan	14,425	13,603
Proceeds from exercise of employee stock options	6,865	11,632
Net cash provided by financing activities	21,290	26,213
Net increase (decrease) in cash, cash equivalents and restricted cash	(51,701)	55,003
Cash, cash equivalents and restricted cash at beginning of period	298,164	243,161
Cash, cash equivalents and restricted cash at end of period	$246,463	$298,164

Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited)

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2021	2020	2021	2020
Reconciliation of gross profit and gross margin:
GAAP gross profit	$115,544	$131,584	$486,084	$496,273
Plus: Stock-based compensation expense	1,343	1,466	5,939	5,303
Plus: Lease exit costs and accelerated depreciation expense	—	—	—	73
Plus: Amortization of purchased intangibles	1,676	368	5,505	1,663
Plus: Amortization of stock-based compensation capitalized in software development costs	379	182	1,222	835
Plus: Employer payroll tax on employee equity incentive plans	100	99	277	285
Non-GAAP gross profit	$119,042	$133,699	$499,027	$504,432
GAAP gross margin	67%	82%	73%	83%
Non-GAAP adjustments	2%	2%	2%	1%
Non-GAAP gross margin	69%	84%	75%	84%
Reconciliation of operating expenses:
GAAP research and development	$43,606	$41,301	$174,851	$148,159
Less: Stock-based compensation expense	(10,750)	(8,630)	(40,964)	(31,703)
Less: Lease exit costs and accelerated depreciation expense	—	—	—	(326)
Less: Employer payroll tax on employee equity incentive plans	(637)	(603)	(1,350)	(1,244)
Non-GAAP research and development	$32,219	$32,068	$132,537	$114,886
GAAP sales and marketing	$94,796	$89,608	$361,702	$334,319
Less: Stock-based compensation expense	(11,735)	(12,866)	(54,695)	(43,548)
Less: Lease exit costs and accelerated depreciation expense	—	—	—	(2,240)
Less: Employer payroll tax on employee equity incentive plans	(601)	(456)	(1,272)	(1,071)
Non-GAAP sales and marketing	$82,460	$76,286	$305,735	$287,460
GAAP general and administrative	$31,450	$28,155	$120,931	$99,284
Less: Stock-based compensation expense	(8,271)	(6,078)	(33,545)	(18,982)
Less: Lease exit costs and accelerated depreciation expense	—	—	—	(1,002)
Less: Transaction costs related to acquisition	—	—	(885)	(251)
Less: Lawsuit litigation expense	—	(10)	(254)	(1,531)
Less: Employer payroll tax on employee equity incentive plans	(342)	(198)	(901)	(442)
Non-GAAP general and administrative	$22,837	$21,869	$85,346	$77,076
Reconciliation of income (loss) from operations and operating margin:
GAAP loss from operations	$(54,308)	$(27,480)	$(171,400)	$(85,489)
Plus: Stock-based compensation expense	32,099	29,040	135,143	99,536
Plus: Lease exit costs and accelerated depreciation	—	—	—	3,641
Plus: Amortization of purchased intangibles	1,676	368	5,505	1,663
Plus: Transaction costs related to acquisitions	—	—	885	251
Plus: Amortization of stock-based compensation capitalized in software development costs	379	182	1,222	835
Plus: Lawsuit litigation expense	—	10	254	1,531
Plus: Employer payroll tax on employee equity incentive plans	1,680	1,356	3,800	3,042
Non-GAAP income (loss) from operations	$(18,474)	$3,476	$(24,591)	$25,010
GAAP operating margin	(31%)	(17%)	(26%)	(14%)
Non-GAAP adjustments	20%	19%	22%	18%
Non-GAAP operating margin	(11%)	2%	(4%)	4%
Reconciliation of net income (loss):
GAAP net loss attributable to New Relic	$(61,677)	$(27,959)	$(192,610)	$(88,937)
Plus: Stock-based compensation expense	32,099	29,040	135,143	99,536
Plus: Lease exit costs and accelerated depreciation	—	—	—	3,641
Plus: Amortization of purchased intangibles	1,676	368	5,505	1,663
Plus: Transaction costs related to acquisitions	—	—	885	251
Plus: Amortization of stock-based compensation capitalized in software development costs	379	182	1,222	835
Plus: Lawsuit litigation expense	—	10	254	1,531
Plus: Employer payroll tax on employee equity incentive plans	1,680	1,356	3,800	3,042
Plus: Amortization of debt discount and issuance costs	5,704	5,389	22,336	21,107
Plus: Adjustment to redeemable non-controlling interest	3,141	—	3,141	—
Less: Gain on lease modification	—	—	—	(3,006)
Non-GAAP net income (loss) attributable to New Relic	$(16,998)	$8,386	$(20,324)	$39,663
Non-GAAP net income (loss) attributable to New Relic per share:
Basic	$(0.27)	$0.14	$(0.33)	$0.68
Diluted	$(0.27)	$0.14	$(0.33)	$0.66
Shares used in non-GAAP per share calculations:
Basic	62,621	59,351	61,070	58,601
Diluted	62,621	60,717	61,070	60,396

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flows
(In thousands; unaudited)

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2021	2020	2021	2020
Net cash provided by operating activities	$28,481	$61,753	$69,866	$93,419
Capital expenditures	(2,938)	(8,513)	(18,737)	(58,218)
Capitalized software development costs	(3,755)	(2,178)	(13,494)	(6,641)
Free cash flows (Non-GAAP)	$21,788	$51,062	$37,635	$28,560
Net cash provided by (used in) investing activities	$(9,989)	$38,450	$(142,857)	$(64,629)
Net cash provided by financing activities	$11,164	$13,325	$21,290	$26,213